Blackbaud, Inc. Announces First Quarter 2005 Results and Second Quarter Dividend

CHARLESTON, S.C.—April 27, 2005—Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its first quarter 2005.

For the quarter ended March 31, 2005, Blackbaud reported total revenue of $37.3 million, an increase of 19% compared with the first quarter of 2004. License revenue increased 27% to $6.5 million, services revenue increased 20% to $11.4 million, and maintenance and subscriptions revenue increased 17% to $18.4 million, over the comparable period.

Robert J. Sywolski, Chief Executive Officer of Blackbaud, stated, “We are very pleased with our first quarter results. Our core solutions – The Raisers Edge, The Financial Edge and The Education Edge – have established Blackbaud as the clear market leader with 13,000 customers. The fact that we delivered our second highest quarterly revenue growth rate in the past two years is a direct result of the investments we have made in research and development and the expansion of our key account sales force. Indeed, the success of our high value-add new offerings and integrated solutions and sales to large non-profit organizations continues to fuel our momentum.”

Blackbaud’s income from operations and net income, determined in accordance with generally accepted accounting principles (GAAP), were $17.3 million and $10.9 million, respectively, for the first quarter 2005 compared with income from operations of $6.6 million and net income of $4.0 million in the same period last year. GAAP diluted earnings per share were $0.23 for the quarter ended March 31, 2005, compared with $0.09 in the same period last year.

Pro forma income from operations and net income, which exclude stock-based compensation expense, costs of the Company’s initial public offering and amortization of intangibles arising from business combinations were $9.6 million and $6.0 million, respectively, compared with $8.6 million and $5.3 million in the same period last year. This represents growth of 13% in pro forma income from operations and 12% growth in pro forma net income, respectively, while pro forma earnings per share was $0.13 for the quarter ended March 31, 2005.

A reconciliation of GAAP to pro forma results has been provided in the financial statement tables included in the press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Cash from operations for the first quarter of 2005 was $7.4 million, an increase of 49% on a year-over-year basis. Blackbaud had cash and cash equivalents of $43.3 million at March 31, 2005.

Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, “In a quarter that was challenging for many software companies, Blackbaud’s positive results stand out. As in prior quarters, our first quarter results continued to be driven by two primary factors: our differentiated vertical market focus and our proven business model which is heavily dependent upon recurring revenue and a high volume of sales at relatively low average sales prices. This model has produced high levels of profitability and strong cash flow for us.”

Blackbaud also announced today that its Board of Directors has declared a second quarter dividend of $0.05 per share payable on May 29 to stockholders of record on May 15.

Conference Call Details

Blackbaud will host a conference call today, April 27, 2005, at 5:00 pm (EDT) to discuss the Company’s financial results and related matters. To access this call, dial 800-289-0528 (domestic) or 913-981-5522 (international). A replay of this conference call will be available through May 4, 2005, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 9436501. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website, and a replay will be archived on the website as well.

About Blackbaud

Blackbaud is the leading global provider of software and related services designed specifically for nonprofit organizations. Approximately 13,000 organizations — including the American Red Cross, Bowdoin College, the Chesapeake Bay Foundation, the Crohn’s & Colitis Foundation of America, the Detroit Zoological Society, Episcopal High School, Help the Aged, the New York Philharmonic and United Way of America — use Blackbaud products and consulting services for fundraising, financial management, business intelligence and school administration. Blackbaud’s solutions include The Raiser’s Edge®, The Financial Edge™, The Education Edge™, The Patron Edge ™, Blackbaud NetCommunity™, The Information Edge™, WealthPoint™ and ProspectPoint™, as well as a wide range of consulting and educational services. Founded in 1981, Blackbaud is headquartered in Charleston, South Carolina, and has operations in Toronto, Ontario, Glasgow, Scotland, and Sydney, Australia.

Blackbaud, the Blackbaud logo, The Raiser’s Edge, The Financial Edge, The Education Edge, The Information Edge, The Patron Edge, Blackbaud NetCommunity, WealthPoint and ProspectPoint are trademarks or registered trademarks of Blackbaud, Inc.

Forward-looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause actual results to differ materially from these forward-looking statements include the following: continued success in sales growth; adoption of our products and services by nonprofits; uncertainty regarding increased business and renewals from existing customers; risk associated with product concentration; lengthy sales and implementation cycles; economic conditions and seasonality; competition; risks associated with management of growth; risks related to our proposed dividend and stock repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks associated with acquisitions; technological changes that make our products and services less competitive; the ability to attract and retain key personnel; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge upon request from Blackbaud’s investor relations department.

Non-GAAP Financial Measures

Blackbaud has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes pro forma gross margin, pro forma operating income and margin, pro forma net income and pro forma earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude the impact of costs associated with the Blackbaud’s IPO (completed on July 22, 2004), amortization of intangibles arising from business combinations and the expensing of stock option compensation.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to pro forma results has been provided in the financial statement tables included in this press release.

INVESTOR CONTACT:
Tim Dolan
Integrated Corporate Relations
203-682-8200

MEDIA CONTACT:
Megan McDonnell
Integrated Corporate Relations
203-682-8200

SOURCE: Blackbaud, Inc.

BLACKBAUD, INC.
BALANCE SHEETS
(In thousands, except share and per share amounts)

	March 31,	December 31,
	2005	2004
Assets
Current assets:
Cash and cash equivalents	$43,269	$42,144
Accounts receivable, net of allowance of $1,419 and $1,420, respectively	18,314	19,580
Prepaid expenses and other current assets	2,084	1,806
Deferred tax asset, current portion	542	542

Total current assets	64,209	64,072
Property and equipment, net	6,610	7,199
Deferred tax asset	82,552	87,522
Goodwill	1,699	1,673
Deferred financing fees, net	121	133
Other assets	84	209

Total assets	$155,275	$160,808

Liabilities and Stockholders’ Equity
Current liabilities:
Trade accounts payable	$2,484	$2,653
Current portion of capital lease obligations	7	44
Accrued expenses and other current liabilities	10,814	16,019
Deferred revenue	50,918	51,593

Total current liabilities	64,223	70,309
Long-term deferred revenue	793	710

Total liabilities	65,016	71,019

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value and no par value; 180,000,000 and 95,000,000 shares authorized, 42,833,880 and 42,549,056 shares issued and outstanding at March 31, 2005 and December 31, 2004, respectively	44	43
Additional paid-in capital	54,780	55,292
Deferred compensation	(789)	(1,064)
Treasury stock, at cost	(7,969)	—
Accumulated other comprehensive income	322	355
Retained earnings	43,871	35,163

Total stockholders’ equity	90,259	89,789

Total liabilities and stockholders’ equity	$155,275	$160,808

BLACKBAUD, INC.
STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three months ended March 31,
	2005	2004
Revenue
License fees	$6,468	$5,077
Services	11,429	9,545
Maintenance and subscriptions	18,442	15,779
Other revenue	934	954

Total revenue	37,273	31,355

Cost of revenue
Cost of license fees	1,059	729
Cost of services (of which $91 and $294 in the three months ended March 31, 2005 and 2004, respectively, was stock option compensation expense)	6,593	5,600
Cost of maintenance and subscriptions (of which $11 and $37 in the three months ended March 31, 2005 and 2004, respectively, was stock option compensation expense)	2,830	2,660
Cost of other revenue	816	860

Total cost of revenue	11,298	9,849

Gross profit	25,975	21,506

Sales and marketing	7,681	6,138
Research and development	5,047	4,276
General and administrative	3,705	2,851
Amortization	—	32
Costs of initial public offering	—	950
Stock option compensation	(7,742)	667

Total operating expenses	8,691	14,914

Income from operations	17,284	6,592
Interest income	253	25
Interest expense	(13)	(213)
Other income, net	(112)	349

Income before provision for income taxes	17,412	6,753
Income tax provision	6,553	2,756

Net income	$10,859	$3,997

Earnings per share
Basic	$0.25	$0.09
Diluted	$0.23	$0.09
Common shares and equivalents outstanding
Basic weighted average shares	42,643,705	42,410,956
Diluted weighted average shares	47,555,533	46,139,536
Summary of stock option compensation (benefit) expense
Cost of services	$91	$294
Cost of maintenance and subscription revenue	11	37

Total cost of revenue	102	331

Sales and marketing	74	254
Research and development	55	174
General and administrative	(7,871)	239

Total operating expense	(7,742)	667

Total stock option compensation (benefit) expense	$(7,640)	$998

BLACKBAUD, INC.
STATEMENTS OF CASH FLOWS
(In thousands)

	Three months ended March 31,
	2005	2004
Cash flows from operating activities
Net income	$10,859	$3,997
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	668	624
Amortization of intangibles	—	32
Provision for doubtful accounts and sales returns	429	212
Stock option compensation	(6,922)	998
Amortization of deferred financing fees	12	156
Deferred taxes	4,970	2,040
Benefit on exercise of stock options	2,606	—
Changes in assets and liabilities, net of acquisition
Accounts receivable	780	(238)
Prepaid expenses and other assets	(158)	122
Trade accounts payable	(168)	(862)
Accrued expenses and other current liabilities	(5,182)	(2,183)
Deferred revenue	(537)	42

Total adjustments	(3,502)	943

Net cash provided by operating activities	7,357	4,940

Cash flows from investing activities
Purchase of property and equipment	(85)	(695)
Purchase of net assets of acquired company	(49)	(8)

Net cash used in investing activities	(134)	(703)

Cash flows from financing activities
Repayments on long-term debt and capital lease obligations	(37)	(5,033)
Proceeds from exercise of stock options	4,079	113
Purchase of treasury stock	(7,969)	—
Dividend payments to shareholders	(2,151)	—

Net cash used in financing activities	(6,078)	(4,920)

Effect of exchange rate on cash and cash equivalents	(20)	60

Net increase (decrease) in cash and cash equivalents	1,125	(623)
Cash and cash equivalents, beginning of year	42,144	6,708

Cash and cash equivalents, end of year	$43,269	$6,085

Supplemental disclosures of cash flow information
Cash paid during the year for
Interest	1	26
Taxes	1,134	69

BLACKBAUD, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
(In thousands, except per share amounts)

	Three months ended March 31,
	2005	2004

GAAP revenue	$37,273	$31,355

GAAP gross margin	$25,975	$21,506

Pro forma adjustments:
Amortization of deferred stock compensation	102	331

Pro forma gross profit	$26,077	$21,837

Pro forma gross margin	70%	70%

GAAP income from operations	$17,284	$6,592
Pro forma adjustments:
Amortization of deferred stock compensation expense (benefit)	(7,640)	998
Costs of initial public offering	—	950
Amortization of intangibles from business combinations	—	32

Total pro forma adjustments	(7,640)	1,980

Pro forma income from operations	$9,644	$8,572

Pro forma operating margin	26%	27%

GAAP net income	$10,859	$3,997
Pro forma adjustments:
Total pro forma adjustments affecting income from operations	(7,640)	1,980
Tax impact related to pro forma adjustments	2,742	(650)

Pro forma net income	$5,961	$5,327

GAAP shares used in computing diluted income per share	47,556	46,140
Pro forma adjustments:
Incremental shares related to stock options	(950)	(388)

Shares used in computing pro forma earnings per diluted share	46,606	45,752

Pro forma earnings per diluted share	$0.13	$0.12